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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported):  February 23, 1998



                          WEINGARTEN REALTY INVESTORS
             (Exact name of Registrant as specified in its Charter)

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
           TEXAS                                1-9876                        74-1464203
 (State or other jurisdiction of        (Commission file number)           (I.R.S. Employer
 incorporation or organization)                                          Identification Number)
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      2600 Citadel Plaza Drive, P.O. Box 924133, Houston, Texas 77292-4133
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (713) 866-6000



                                 Not applicable
         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS.

          On February 19, 1998, completed an offering of 3,000,000 shares of 7.44% Cumulative Redeemable Preferred Shares at $25.00 per share(the "Series A Preferred Shares"). The Series A Preferred Shares, which may be called by the Company on or after March 31, 2003, has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of the Company. The Company has applied for approval from the New York Stock Exchange (NYSE) to list the Series A Preferred Shares on the NYSE.

          The net proceeds of the offering will be approximately $72.5 million and will be sued to pay down the outstanding balance under the Company's revolving credit facilities, for acquisitions, new development, and other corporate purposes. Merrill Lynch & Co., Goldman, Sachs & Co., Morgan Stanley Dean Witter and Salomon Smith Barney served as co-managers in the offering of the Series A Preferred Shares.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)    Exhibits.

                     1 Underwriting Agreement among the Company and the Agents dated February 19, 1998, supplemented by the Pricing Agreement among the Company and the Agents dated February 19, 1998 relating to the Series A Preferred Shares.

                     4 Form of certificate for the 7.44% Series A Cumulative Redeemable Preferred Shares

                    99    Statement of Designation
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 1998
                                           WEINGARTEN REALTY INVESTORS



                                           By:  /s/Stephen C. Richter
                                              ---------------------------------
                                                   Stephen C. Richter
                                                   Vice President/Financial
                                                   Administration and Treasurer
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                          WEINGARTEN REALTY INVESTORS
                               INDEX TO EXHIBITS

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
       EXHIBIT
       -------

          1 Underwriting Agreement among the Company and the Agents dated February 19, 1998 supplemented by the Pricing Agreement among the Company and the Agents dated February 19, 1998 relating to the Series A Preferred Shares.

          4         Form of Certificate for the 7.44% Series A
                    Cumulative Redeemable Preferred Shares

         99         Statement of Designation
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